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As filed with the Securities and Exchange Commission on September 18, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Warren Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	11-3024080 (I.R.S. Employer Identification Number)

1114 Avenue of the Americas, 34th Floor
New York, NY 10036
(212) 697-9660
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Saema Somalya
Senior Vice President, General Counsel and Corporate Secretary
1114 Avenue of the Americas, 34th Floor
New York, NY 10036
(212) 697-9660
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Alan Baden
Thompson & Knight LLP
333 Clay Street, Suite 3300
Houston, Texas 77002
(713) 654-8111

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)

Common Stock, par value $.0001 per share	6,666,667		$40,000,002	$5,152

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock being registered on behalf of selling stockholder shall be adjusted to include any additional shares of common stock that may become issuable as a result of any dividend, split, combination or similar transaction.

(2)
The proposed maximum offering price per share will be determined from time to time by the selling stockholder in connection with, and at the time of, the sale by the selling stockholder of the shares of common stock registered hereunder.

(3)
Solely for the purpose of calculating the registration fee, the proposed maximum offering price per share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the Registrant's common stock on September 16, 2014, as reported on the NASDAQ Global Select Market.

(4)
Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

           The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION DATED SEPTEMBER 18, 2014

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Warren Resources, Inc.

6,666,667 Shares

Common Stock

        This prospectus relates to up to 6,666,667 shares of our common stock to be offered from time to time by the selling stockholder named in this prospectus. All of the shares of common stock being registered hereby were originally issued to the selling stockholder in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, on August 11, 2014.

        The selling stockholder may offer and sell these securities to or through one or more underwriters, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities and the general manner in which the selling stockholder will offer the securities. See "Plan of Distribution." The specific terms of any offering may be included in a supplement to this prospectus. The names of any underwriters will be stated in a supplement to this prospectus. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder.

        Our common stock is traded on the NASDAQ Global Select Market under the symbol "WRES." On September 17, 2014, the last reported sale price of our common stock on the NASDAQ Global Select Market was $5.84.

        Investing in our common stock involves a high degree of risk. Please read carefully the information included and incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider before deciding to purchase our securities. See "Risk Factors" on page 4 of this prospectus and in the documents incorporated by reference herein for information on certain risks related to the purchase of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2014.

        The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices described under the heading "Where You Can Find More Information."

 ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf registration process, the selling stockholder may, from time to time, offer and sell, in one or more offerings, up to 6,666,667 shares of our common stock. As used in this prospectus, the term "selling stockholder" includes heirs, executors, administrators, successors, legal representatives and permitted assigns selling shares received after the date of this prospectus from the selling stockholder. This prospectus provides you with a general description of Warren Resources, Inc. and the common stock registered hereunder that may be offered by the selling stockholder. Each time the selling stockholder sells any shares of common stock offered by this prospectus, the selling stockholder is required to provide you with this prospectus and the related prospectus supplement containing specific information about the selling stockholder and the terms of the common stock being offered. That prospectus supplement may also add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

        Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Before you invest in our securities, you should carefully read this prospectus, including the "Risk Factors," any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading "Where You Can Find More Information" in both this prospectus and any prospectus supplement) and any additional information you may need to make your investment decision.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we, nor the selling stockholder named in this prospectus, have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, or the documents incorporated by reference, is accurate on any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        As used in this prospectus, "we," "us," "our," the "Company" and "Warren" mean Warren Resources, Inc., a Maryland corporation.

ABOUT WARREN RESOURCES, INC.

        We are an independent energy company engaged in the acquisition, exploration, development and production of domestic oil and natural gas reserves. We focus our efforts primarily on the waterflood oil recovery programs and horizontal drilling in the Wilmington field within the Los Angeles Basin of California, on the exploration and development of coalbed methane properties located in the Rocky Mountain region, and on the production of dry natural gas in the Marcellus Shale in Pennsylvania.

        Our common stock is traded on the NASDAQ Global Select Market under the trading symbol "WRES". On September 17, 2014, the last reported sale price of our common stock on the NASDAQ Global Select Market was $5.84 per share.

        Our executive offices are located at 1114 Avenue of the Americas, 34th Floor, New York, NY 10036, and our telephone number is (212) 697-9660. Our website is www.warrenresources.com. Information on our website is not part of this prospectus.

        For additional information about our business, properties and financial condition, please refer to the documents cited in "Where You Can Find More Information" and "Incorporation by Reference of Certain Documents."

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before making a decision about investing in our securities, you should carefully consider the specific risks set forth under the caption "Risk Factors" in the applicable prospectus supplement and under the caption "Risk Factors" in any of our filings with the SEC incorporated by reference herein, before making an investment decision. For more information, see "Where You Can Find More Information" and "Incorporation by Reference of Certain Documents."

        You should carefully consider the factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors", before investing in our securities. You should also consider similar information contained in any Annual Report on Form 10-K, Form 10-Q or other document filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described herein speculative or risky.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The statements contained in this prospectus and the documents we incorporate by reference into this prospectus that are not historical are "forward-looking statements," as that term is defined in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act that involve a number of risks and uncertainties.

        These forward-looking statements include, among others, the following:

  •
  our ability to successfully and economically acquire, explore, develop and produce oil and natural gas resources;

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  our ability to obtain governmental and other permits and approvals;

  •
  the actual or potential impact of environmental and other governmental regulation;

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  our exploration and development drilling prospects, inventories, projects and programs;

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  our oil and natural gas reserve estimates;

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  volatility in commodity prices and market conditions for oil and natural gas;

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  our liquidity and ability to finance our acquisition, exploration and development operations and activities;

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  our future production, revenue, operating costs and results of operations;

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  the cost and availability of experienced labor;

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  our business and growth strategies;

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  our identified drilling locations;

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  availability and costs of drilling rigs, equipment and field services;

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  our ability to make and integrate acquisitions; and

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  our ability to effectively manage our expanded operations following our recent acquisition of assets in the Marcellus Shale.

        Forward-looking statements are typically identified by use of terms such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursue," "target" or "continue," the negative of such terms or other comparable terminology, although some forward-looking statements may be expressed differently.

        The forward-looking statements contained in this prospectus and the documents we incorporate by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus and the documents we incorporate by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to a number of factors, including:

  •
  commodity price volatility;

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  domestic and worldwide economic conditions;

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  potential adverse changes in general economic conditions, including performance of financial markets, interest rates and unemployment rates;

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  unsuccessful drilling or operating activities;

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  the inability to develop our reserves through exploration and development activities;

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  potential impact of environmental and other governmental regulation, including delays in obtaining governmental and other permits and approvals, and impacts on competing energy sources as well as on natural gas;

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  possible legislative or regulatory changes, including severance or production tax regimes, hydraulic-fracturing regulation, additional drilling and permitting regulations, oil and natural gas derivatives reform, changes in state, federal and foreign income taxes, environmental regulation (including with respect to climate change and greenhouse gas emissions), environmental risks and liability under federal, state, foreign and local environmental and other laws and regulations;

  •
  the failure to obtain sufficient capital resources to fund our operations;

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  our ability to repay our debt;

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  the extent to which natural gas markets in the United States become integrated with global natural gas markets through the approval and development of infrastructure supporting the export of liquefied and other natural gas;

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  a decline in oil or natural gas production;

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  changes in the localized and global supply and demand fundamentals of natural gas and oil and transportation availability;

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  incorrect estimates of reserve quantities, operating costs and capital expenditures;

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  increases in the cost of drilling, completion and gas gathering or other costs of production and operations;

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  hazardous and risky drilling operations; and

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  an inability to grow.

        You should also consider carefully the statements under "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, which are incorporated by reference in this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements.

        All forward-looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov. We also make available on our Internet website our annual, quarterly and current reports and amendments as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. Our Internet address is www.warrenresources.com. The information on our website is not a part of this prospectus.

        Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC. Each such description is qualified in its entirety by such reference.

 INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

        The SEC allows us to "incorporate by reference" into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in our common stock, you should check for reports that we may have filed with the SEC after the date of this prospectus.

        We incorporate by reference into this prospectus the documents listed below, which we have filed under the Exchange Act:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013, including portions of our Proxy Statement on Schedule 14A filed on April 24, 2014 for our 2014 Annual Meeting of Stockholders held on June 10, 2014 to the extent specifically incorporated by reference into such Form 10-K;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014;

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  our Current Reports on Form 8-K (excluding information "furnished" pursuant to Items 2.02 and 7.01 and related exhibits) filed on January 22, 2014, March 26, 2014 (two Current Reports), June 10, 2014, June 13, 2014, July 7, 2014, July 10, 2014, July 25, 2014, August 8, 2014, August 12, 2014 and September 18, 2014; and

  •
  the description of our common stock contained in our registration statement on Form 10 (File No. 000-33275) filed with the SEC pursuant to Section 12(g) of the Exchange Act on October 26, 2001, as amended.

        In addition, we incorporate by reference in this prospectus all documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished but not filed pursuant to Item 2.02 and 7.01 on any Current Report on Form 8-K, or corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the initial registration statement and prior to effectiveness of the registration statement, and all such documents filed after the date of this prospectus and prior to the termination of this offering, unless otherwise stated therein, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such documents.

        Any statement contained in this prospectus or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Warren Resources, Inc.
1114 Avenue of the Americas, 34th Floor
New York, NY 10036
Attention: Corporate Secretary
(212) 697-9660

 USE OF PROCEEDS

        The common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholder. We will not receive any proceeds from the sale of common stock by the selling stockholder.

DESCRIPTION OF CAPITAL STOCK

General

        The authorized capital stock of Warren Resources, Inc. consists of 200,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share.

        The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our charter and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See "Where You Can Find More Information."

Common Stock

        Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive proportionately any dividends if, as and when such dividends are authorized by our board of directors and declared by us out of assets legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably our net assets available after the payment of or adequate provision for all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption, conversion or appraisal rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

        Our outstanding shares of common stock are listed on the NASDAQ Global Select Market under the symbol "WRES." Any additional shares of common stock we issue also will be listed on the NASDAQ Global Select Market. All outstanding shares of common stock are duly authorized, fully paid and non-assessable.

Preferred Stock

        Under the terms of our charter, our board of directors is authorized to classify and issue shares of preferred stock in one or more series without stockholder approval. Prior to issuance of shares of each series of preferred stock, our board of directors is required by the Maryland General Corporation Law and the Company's charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each series of preferred stock.

        It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

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  restricting dividends on the common stock;

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  diluting the voting power of the common stock;

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  impairing the liquidation rights of the common stock; and

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  delaying or preventing a change in control of our company.

        As of June 30, 2014, we had 10,703 shares of Series A Institutional 8% Cumulative Convertible Preferred Stock issued and outstanding. The preferred stock is convertible into common shares on a 1 to 0.5 basis at the election of the holder. All of our outstanding preferred stock has a dividend equal to 8% per annum, payable to the extent legally available quarterly in arrears, and has a liquidation preference of $12.00 per share. Any accrued but unpaid dividends shall be cumulative and paid upon liquidation, optional redemption or conditional repurchase to the date of the final distribution. No dividends may be paid on the common stock as long as there are any accrued and unpaid dividends on the preferred stock. At the election of the holder of our convertible preferred stock, each share of preferred stock is convertible into 0.50 share of common stock.

        The conversion rate for our convertible preferred stock is subject to adjustment in the event of:

  •
  the issuance of common stock as a dividend or distribution on any class of our capital stock;

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  the issuance of rights or warrants to holders of our outstanding common stock entitling them to subscribe for or purchase shares of our common stock at a price per share that, as of a record date, is less than the Current Market Price (as such term is defined in our charter);

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  in the event of a consummation of a tender or exchange offer by the Company or any subsidiary of the Company;

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  the combination, subdivision or reclassification of the common stock; or

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  the distribution to all holders of common stock of evidences of indebtedness or assets, including securities issued by third parties, but excluding cash dividends or distributions paid out of surplus.

        The preferred stock may be redeemed by us upon a demand by a holder at a redemption price equal to the liquidation value of $12.00 per share, plus accrued but unpaid dividends, if any. Upon receipt of a notice to redeem, we, at our option, shall either:

  •
  pay the holder cash in an amount equal to $12.00 per convertible preferred share, subject to adjustment for stock splits, stock dividends or stock exchanges, plus accrued and unpaid dividends (the "Cash Redemption Price"), to the extent that we have funds legally available for redemption, or

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  issue to the holder shares of our common stock in an amount equal to 125% of the Cash Redemption Price, based on the average of the Closing Prices (as such term is defined in our charter) of our common stock for the 30 trading days immediately preceding the date of the receipt of the written redemption election by the holder, as reported by the NASDAQ Stock Market, or by any exchange or electronic OTC listing service on which the shares of common stock are then traded. If our common stock is not so traded or has no trading volume, our board of directors shall determine the Fair Market Value (as such term is defined in our charter) of the common stock. The determination of our board of directors shall be conclusive and described in a resolution of the board of directors. In the event that we elect to pay the Redemption Price in kind with our common stock, for the 10,703 shares of preferred stock representing $0.1 million of Redemption Price value, notwithstanding the market price of our common stock, we shall not issue to the redeeming preferred stockholders less than their proportionate share of 10,703 shares of our shares of common stock, nor be obligated to issue more than 16,055 shares of our common stock in full satisfaction of the redemption, subject to adjustment for stock splits, stock dividends and stock exchanges.

If the Closing Price of our publicly-traded common stock as reported by the NASDAQ Stock Market, or any exchange or electronic OTC listing service on which the shares of common stock are then traded, exceeds 133% of the Cash Redemption Price then in effect for the preferred stock for at least 10 trading days during any 30-day period, we, at our option, may either:

  •
  redeem the preferred stock, in whole or in part, at the Cash Redemption Price, or

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  convert the preferred stock, plus any accrued and unpaid dividends, into common stock at the then applicable conversion rate, based on the average Closing Prices of our common stock for the 30 trading days immediately preceding the date fixed for redemption.

In addition, the preferred stock, plus accrued and unpaid dividends, shall be converted into common stock at the then applicable conversion rate upon the vote or written consent of the holders of 66 2/3% of the then outstanding preferred stock, voting together as a class.

        Accordingly, if the holders of any of the outstanding shares of our preferred stock request redemption and thereafter and we elect to pay the Redemption Price for the preferred stock in cash, we would need capital of $12.00 per share, plus the amount of any accrued but unpaid dividends, which funds may not be available and the payment of which could have a material adverse effect on our financial liquidity and results of operation. Alternatively, if we elect to pay the Cash Redemption Price for the preferred stock with shares of our common stock, such issuance could materially increase the number of our shares of common stock then outstanding and be dilutive to our earnings per share, if any.

Anti-Takeover Effects of Provisions of Our Charter and Bylaws

        Our charter and our bylaws contain provisions that might be characterized as anti-takeover provisions. These provisions may deter or render more difficult proposals to acquire control of our company, including proposals a stockholder might consider to be in his or her best interest, impede or lengthen a change in membership of the board of directors and make removal of our management more difficult.

  Classified Board

        Our charter and bylaws provide that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more time consuming and difficult for stockholders to change the composition of our board. Our charter and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board.

  Filling Board of Directors Vacancies; Removal

        Any director may be removed from office at any time, but only for cause (as such term is defined in our charter) and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares entitled to vote, voting together as a single class.

  Special Meetings of Stockholders

        Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called only by a majority of the board of directors, the chairman of the board of directors, the chief executive officer, the president or the vice chairman of the board. Subject to certain informational and procedural requirements, special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

  Extraordinary Corporate Actions

        Under Maryland law, a Maryland corporation generally cannot amend its charter, dissolve, merge, consolidate, convert into another form of entity, sell all or substantially all of its assets or engage in a statutory share exchange unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser proportion, but not less than a majority of all of the votes entitled to be cast on the matter. The Company's charter does not reduce the percentage vote necessary to approve any of the above listed extraordinary transactions or charter amendments requiring a stockholder vote.

  Unanimous Consent of Stockholders Required for Action by Written Consent

        Under Maryland law, unless action by a lesser proportion of stockholders is authorized by the corporation's charter, common stockholders of a Maryland corporation may act by consent in lieu of a meeting of stockholders only if all of the stockholders entitled to vote on the matter consent in writing or by electronic transmission. Our charter does not provide for stockholder action by consent in lieu of a meeting by less than unanimous consent.

  Issuance of Preferred Stock

        As described above, our charter authorizes the board of directors to issue preferred stock from time to time, in one or more series, and the board of directors, without further approval of the stockholders, is authorized to fix the rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of any class of preferred stock, including the outstanding shares of preferred stock, while providing flexibility for many corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and, under certain circumstances, make it more difficult for a third party to gain control of us.

  No Cumulative Voting

        The Maryland General Corporation Law provides that stockholders are not entitled to cumulative votes in the election of directors unless the charter provides otherwise. As described above, our charter expressly prohibits cumulative voting.

  Unsolicited Takeover Provisions

        Maryland law allows publicly-held corporations with at least three independent directors to elect to be governed by all or any part of Maryland law provisions relating to the governance of the corporation and unsolicited takeovers.

  Business Combination Act

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

  •
  any person who beneficially owns ten percent or more of the voting power of the corporation's outstanding voting stock; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

  Control Share Act

        The Maryland General Corporation Law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an acquiring person statement and an undertaking to pay expenses for a special meeting, may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days after the demand to consider the voting rights of the acquired shares. If no request for a special meeting is made, the corporation may itself present the matter at a stockholders' meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares for fair value determined without regard to the voting rights of the control shares as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of those shares are considered and not approved. The corporation may not redeem shares for which voting rights have previously been approved. Fair value is determined without regard to the absence of voting rights for the control shares. If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. A control share acquisition does not include any merger, consolidation or share exchange where we are a party to such transaction.

        Our bylaws contain a provision exempting any and all acquisitions by any person of our shares of common stock from the control share acquisition statute. Though not expected, our board of directors could cause us to become subject to this statute by amendment of our bylaws to eliminate the opt-out provision.

        These provisions of Maryland law may have the effect of discouraging offers to acquire us even if the acquisition would be advantageous to our stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

SELLING STOCKHOLDER

        This prospectus covers the offering for resale of up to 6,666,667 shares of our common stock by the selling stockholder. All of the shares of common stock being registered hereby were originally issued to the selling stockholder in a private placement exempt from the registration requirements of the Securities Act on August 11, 2014. The selling stockholder may sell all, some or none of the shares covered by this prospectus. See "Plan of Distribution."

        The following table sets forth information about the maximum number of shares of common stock that may be offered from time to time by the selling stockholder under this prospectus. The selling stockholder identified below may sell, transfer or otherwise dispose of some or all of its shares of common stock in private placement transactions exempt from or not subject to the registration requirements of the Securities Act. Accordingly, we cannot give an estimate as to the amount of common stock that will be held by the selling stockholder upon completion or termination of this offering.

        Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.

        To our knowledge, the selling stockholder does not have, or within the past three years, has not had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described herein.

        We have prepared the table and the related notes based on information supplied to us by the selling stockholder on or prior to September 17, 2014. We have not sought to verify such information.

        The selling stockholder is not a broker-dealer registered under Section 15 of the Exchange Act or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

        The following table sets forth information relating to the selling stockholder's beneficial ownership of the shares:

	Shares Owned		Shares That May Be Offered Hereby
Name of Selling Stockholder	Number	Percentage(1)	Number
Citrus Energy Corporation	6,666,667	8.26%	6,666,667

(1)
The calculation is based upon 80,748,209 shares of common stock outstanding as of September 17, 2014.

        On August 11, 2014, we acquired certain oil and gas assets in the Marcellus Shale in Wyoming County, Pennsylvania pursuant to a Purchase and Sale Agreement, dated July 6, 2014, by and among us, Citrus Energy Appalachia, LLC, a wholly-owned subsidiary of the selling stockholder, TLK Partners LLC, and Troy Energy Investments, LLC, and joined in for certain purposes by the selling stockholder (as amended, the "Asset Purchase Agreement"). We paid an aggregate purchase price of approximately $352.5 million, subject to adjustments as provided in the Asset Purchase Agreement, consisting of approximately $312.5 million of cash and the issuance of 6,666,667 shares of our common stock to the selling stockholder, all of which shares are being registered hereunder.

        In conjunction with the closing of the acquisition, Mr. Lance Peterson joined our board of directors. Mr. Peterson is the President and Chief Executive Officer of the selling stockholder and owns 50% of the issued and outstanding equity of the selling stockholder. Additionally, in conjunction with the closing of the acquisition, we entered into a transition services agreement with the selling stockholder pursuant to which the selling stockholder will provide certain transition services to us following the closing of the acquisition until December 31, 2014. The transition services agreement provides for our payment of approximately $290,000 to the selling stockholder for such services.

        Pursuant to the Asset Purchase Agreement, we entered into a Registration Rights Agreement, dated August 11, 2014, by and among us and the selling stockholder, whereby we agreed, among other things, to file this registration statement.

 PLAN OF DISTRIBUTION

        The selling stockholder may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions for cash, stock or other consideration. If the shares of common stock are sold through underwriters, broker-dealers or agents, the selling stockholder will be responsible for underwriting discounts or commissions or agent's commissions (which may be in excess of what is customary in the types of transactions indicated). These sales may be at fixed prices, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices at varying prices determined at the time of sale, or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

  •
  block transactions (which may involve crosses) and transactions on the NASDAQ Stock Market or any other organized market where the shares of our common stock may be traded;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

  •
  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

  •
  sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise;

  •
  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers in privately negotiated transactions;

  •
  a combination of any such methods of sale; and

  •
  any other method or combination of methods permitted pursuant to applicable law.

        The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. In addition, the selling stockholder has advised us that it may sell shares of common stock in compliance with Rule 144, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act of 1933, rather than pursuant to this prospectus.

        Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. These commissions and discounts may exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. We will bear all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

        In connection with the sale of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers or other financial institutions that in turn may sell such shares. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions that require delivery to the broker-dealer or other financial institution of the common stock which their broker-dealer or financial institution may resell under this prospectus.

        The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an update to this prospectus under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

        The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an update to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the donees, pledgees, transferees or other successors-in-interests will be the selling beneficial owners for purposes of this prospectus.

        The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be filed that will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus is deemed a part.

        The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholder, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market-making involves transactions in which a market-maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

        We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, U.S. Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the selling stockholder will pay all underwriting discounts, commissions and concessions and brokers' or agents' commissions and concessions or selling commissions and concessions, if any. We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act, relating to the registration of shares offered by this prospectus. We and the selling stockholder may agree to indemnify any underwriters, dealers and agents against or contribute to any payments the underwriters, dealers or agents may be required to make with respect to civil liabilities, including liabilities under the Securities Act. The terms of any indemnification provisions will be set forth in a prospectus supplement.

        We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been sold or (2) such time as all of the shares covered by this prospectus may be sold pursuant to Rule 144 without restrictions. Notwithstanding the foregoing obligations, we may, under specified circumstances, suspend the use of the registration statement, or any amendment or supplement thereto.

 LEGAL MATTERS

        In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Venable LLP, Maryland counsel, and for any agents, underwriters, or dealers by counsel named in the applicable prospectus supplement.

EXPERTS

        The audited consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

        The financial statements of Citrus Energy Corporation as of and for the periods ended December 31, 2012 and 2013 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Richey May & Co., independent auditors, upon the authority of said firm as experts in accounting and auditing.

        The financial statements of TLK Partners LLC as of and for the periods ended December 31, 2012 and 2013 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Hogan Taylor LLP, independent auditors, upon the authority of said firm as experts in accounting and auditing.

        Information with respect to the oil and gas reserves associated with our oil and gas properties incorporated into this prospectus by reference is derived from the report of Netherland, Sewell & Associates, Inc., independent petroleum engineers and geologists, and has been incorporated by reference herein upon the authority of said firm as experts with respect to the matters covered by such report and in giving such report.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated fees and expenses expected to be incurred in connection with the registration of the securities being registered under this registration statement. All such expenses will be paid by the registrant.

SEC registration fee		$5,152
Printing and engraving expenses	$		*
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Trustee fees and expenses	$		*
Miscellaneous fees and expenses	$		*

Total	$		*

*
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        The Maryland General Corporation Law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland General Corporation Law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them by reason of their service in those or other capacities, unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under the Maryland General Corporation law, a Maryland corporation also may not indemnify for an adverse judgment in a suit by or on behalf of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

        Additionally, the Maryland General Corporation Law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

        Under Maryland law, the indemnification and advancement of expenses provided by statute are not exclusive of any other rights to which a person who is not a director seeking indemnification or advancement of expenses may be entitled under any charter, bylaw, agreement, vote of stockholders, vote of directors or otherwise.

        Our charter and bylaws provide that we shall indemnify each director, officer or employee of the Company, to the fullest extent permitted by the Maryland General Corporation Law, or any similar provision or provisions of applicable law at the time in effect, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was at any time a director, officer or employee of the Company, or is or was at any time serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan.

        Reasonable expenses incurred in defending any action, suit or proceeding described above shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company if it shall ultimately be determined that he is not entitled to be indemnified by us.

        In addition to the general indemnification described above, Maryland law permits corporations to include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders:

  •
  to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property or services actually received; or

  •
  to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

        We have adopted, in our charter, a provision that eliminates and limits the personal liability of each of our directors and officers to the full extent permitted by the laws of the State of Maryland.

        We have entered into an indemnification agreement with each of our directors and officers against liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of a proceeding as to which they may be indemnified. These indemnification agreements are intended to be in addition to any other rights that the indemnitee may have under our certificate of incorporation, bylaws and applicable law.

Item 16.    Exhibits.

        See the Exhibit Index on page II-7, which is incorporated into this registration statement by reference.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

  1.
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  2.
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  4.
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  5.
  The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  6.
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  7.
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 18, 2014.

WARREN RESOURCES, INC.
By:	/s/ PHILIP A. EPSTEIN Philip A. Epstein Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip A. Epstein and Stewart P. Skelly, or either one of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP A. EPSTEIN Philip A. Epstein	Chairman and Chief Executive Officer (Principal Executive Officer)	September 18, 2014
/s/ STEWART P. SKELLY Stewart P. Skelly	Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)	September 18, 2014
/s/ ANTHONY COELHO Anthony Coelho	Director	September 18, 2014
/s/ DOMINICK D'ALLEVA Dominick D'Alleva	Director	September 18, 2014

Signature	Title	Date

/s/ THOMAS NOONAN Thomas Noonan	Director	September 18, 2014
/s/ MARCUS C. ROWLAND Marcus C. Rowland	Director	September 18, 2014
/s/ CHET BORGIDA Chet Borgida	Director	September 18, 2014
/s/ LEONARD DECECCHIS Leonard Dececchis	Director	September 18, 2014
/s/ ESPY PRICE Espy Price	Director	September 18, 2014
/s/ LANCE PETERSON Lance Peterson	Director	September 18, 2014

EXHIBIT INDEX

Exhibit Number		Exhibit Title
1.1	*	Form of Underwriting Agreement.
2.1
Purchase and Sale Agreement, dated as of July 6, 2014, by and among Citrus Energy Appalachia, LLC, TLK Partners LLC and Troy Energy Investments, LLC, as Seller, and Warren Resources, Inc., as Buyer, and joined in for certain limited purposes by Citrus Energy Corporation (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K as filed with the SEC on August 12, 2014).
2.2
Amendment to Purchase and Sale Agreement, dated as of August 11, 2014, by and among Citrus Energy Appalachia, LLC, TLK Partners LLC and Troy Energy Investments, LLC, as Seller, and Warren Resources, Inc., as Buyer, and joined in for certain limited purposes by Citrus Energy Corporation (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K as filed with the SEC on August 12, 2014).
3.1
Charter of Registrant filed May 20, 2004 (Maryland) (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2004, Commission File No. 000-33275, filed on March 17, 2005).
3.2
Bylaws of the Registrant, dated June 2, 2004 (incorporated by reference to Exhibit 3.6 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, Commission File No. 000-33275, filed on August 16, 2004).
3.3
Articles Supplementary (Series A 8% Cumulative Convertible Preferred Stock ($.0001 Par Value) (Maryland) (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, Commission File No. 000-33275, filed on August 16, 2004).
3.4
Certificate of Correction to Articles Supplementary (Series A 8% Cumulative Convertible Preferred Stock) (Maryland) (incorporated by reference to Exhibit 3.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, Commission File No. 000-33275, filed on August 16, 2004).
3.5
Articles Supplementary (Series A Institutional 8% Cumulative Convertible Preferred Stock ($.0001 Par Value) (Maryland) (incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, Commission File No. 000-33275, filed on August 16, 2004).
3.6
Certificate of Correction to Articles Supplementary (Series A Institutional 8% Cumulative Convertible Preferred Stock) (Maryland) (incorporated by reference to Exhibit 3.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, Commission File No. 000-33275, filed on August 16, 2004).
4.1
Registration Rights Agreement, dated as of August 11, 2014, between Warren Resources, Inc. and Citrus Energy Corporation (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K as filed with the SEC on August 12, 2014).
5.1	**	Opinion of Venable LLP.
23.1	**	Consent of Grant Thornton LLP.
23.2	**	Consent of Richey May & Co., Independent Accounting Firm.
23.3	**	Consent of Hogan Taylor LLP, Independent Auditor.

Exhibit Number		Exhibit Title
23.4	**	Consent of Netherland, Sewell & Associates, Inc.
23.5	**	Consent of Venable LLP (included in Exhibit 5.1).
24.1	**	Powers of Attorney (included on the signature page attached hereto).

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**
Filed herewith.